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                                                                    EXHIBIT 4(a)

                       JACOBSON STOCK OPTION PLAN OF 1994

   This Stock Option Plan of Jacobson Stores Inc., a Michigan corporation (the "Company"), is adopted by the Board of Directors and approved by the shareholders of the Company on May 26, 1994.


                                   ARTICLE I.
                                    PURPOSE

  This Plan is intended to enhance the ability of the Company to retain and attract superior directors, officers and other key personnel and to provide them an incentive to achieve long-term corporate objectives through ownership of stock in the Company.


                                  ARTICLE II.
                       STOCK AND OPTIONS SUBJECT TO PLAN

  SECTION 1. COMMON STOCK. The stock issuable on exercise of Options pursuant to this Plan shall be shares of the Company's Common Stock, par value $1 per share ("Common Stock"). Such shares may be either authorized and unissued shares, or shares held in the treasury of the Company.

  SECTION 2. OPTIONS. Options granted pursuant to this Plan to eligible employees described in Article III, Section 1 ("Employee Options") may be either incentive stock options ("Incentive Stock Options"), within the meaning of Section 422 or any amending or superseding section of the Internal Revenue Code of 1986, as amended (the "Code"), or stock purchase options that do not qualify as Incentive Stock Options ("Nonstatutory Options"; when granted to employees, Nonstatutory Options are referred to as "Nonstatutory Employee Options"). Options granted pursuant to this Plan to Eligible Directors described in Article IV, Section 1 ("Director Options") shall be Nonstatutory Options. Incentive Stock Options and Nonstatutory Options are referred to separately and collectively as "Options".

  SECTION 3. AGGREGATE LIMIT. The aggregate number of shares of Common Stock which may be issued on exercise of Options shall not exceed 400,000 shares, except in the event of any adjustment pursuant to Article V, Section 3. Any shares of Common Stock subject to an Option that expires or terminates unexercised in whole or in part may be the subject of a new Option or Options.


                                  ARTICLE III.
                                EMPLOYEE OPTIONS


  SECTION 1. ELIGIBILITY. The persons eligible to receive Employee Options shall be such full-time salaried officers and other full-time key employees of the Company or any of its subsidiary corporations (as defined in Section 424 or any amending
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or superseding section of the Code), as determined by the Employee
Option Committee described in Section 4.1 of this Article III. Subject to the limitations in this Plan, Employee Options may be granted on more than one occasion to the same employee. No member of the Employee Option Committee, while a member of such committee, shall be eligible to receive any Employee Options.

  SECTION 2. TERMS OF INCENTIVE STOCK OPTIONS. All Incentive Stock Options shall be evidenced by written agreements ("Incentive Stock Option Agreements"). The Incentive Stock Options and Incentive Stock Option Agreements shall contain in substance the terms in Sections 2.1 through 2.8, and may contain such other terms and conditions not inconsistent with this Plan as the Employee Option Committee determines.

    SECTION 2.1. IDENTIFICATION. Each Incentive Stock Option Agreement shall clearly identify the Options covered thereby as Incentive Stock Options.

    SECTION 2.2. NUMBER OF SHARES. Each Incentive Stock Option Agreement shall state the number of shares of Common Stock to which it pertains.

    SECTION 2.3. VESTING AND TERM. Each Incentive Stock Option Agreement shall state the period, if any, before the Option may be exercised, and the term within which the Option may be exercised; provided, that no Incentive Stock Option may be exercised after the expiration of ten years from the date the Option is granted.

    SECTION 2.4. OPTION PRICE. Each Incentive Stock Option Agreement shall state the option price, which shall be not less than the fair market value of the Common Stock at the time the Option is granted.

    SECTION 2.5. EXERCISE OF OPTIONS AND PAYMENT FOR SHARES. Each Incentive Stock Option may be exercised only within the term stated in the Incentive Stock Option Agreement. It shall be exercisable by written notice identifying the Option and stating the number of shares purchased, accompanied by payment of the full purchase price for the shares purchased. Such notice and payment shall be delivered personally or mailed by certified mail to the Treasurer of the Company. Any Incentive Stock Option may be exercised in whole or in part; provided, that not less than 50 shares may be purchased and no fractional shares may be purchased on any partial exercise, except on purchase of all remaining shares covered by the Option.

    SECTION 2.6. NON-TRANSFERABILITY. Each Incentive Stock Option Agreement shall provide that the Option is not transferable by the optionee otherwise than by will or the





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  laws of descent and distribution, and during the lifetime of the optionee is exercisable only by the optionee.

     SECTION 2.7.  TERMINATION OF EMPLOYMENT.  Except as stated in paragraphs
  (a), (b) and (c) of this Section 2.7, if the employment of the holder of an Incentive Stock Option, with the Company or a subsidiary, terminates or is terminated for any reason whatever, whether by the Company, with or without cause, or by the optionee, all unexercised Incentive Stock Options held by such optionee shall automatically expire at the same time as termination of employment.

        (a) RETIREMENT. If the holder of an Incentive Stock Option retires on or after the optionee's 65th birthday, the optionee may exercise any unexpired Incentive Stock Options held by such optionee within three months after the date of retirement, or until the expiration date stated in the Incentive Stock Option Agreement, whichever occurs first.

        (b) DISABILITY. If the holder of an Incentive Stock Option is permanently and totally disabled (within the meaning of Section 22(e)(3) or any amending or superseding section of the Code) while employed by the Company or a subsidiary, the optionee may exercise any unexpired Incentive Stock Options held by such optionee within one year after the date of such permanent and total disability, or until the expiration date stated in the Incentive Stock Option Agreement, whichever occurs first.

        (c) DEATH. If the holder of an Incentive Stock Option dies while employed by the Company or a subsidiary, the optionee's personal representative, executor or administrator, or person who acquires the right to exercise the Option by bequest or inheritance or by reason of the optionee's death, may exercise any unexpired Incentive Stock Options held by such optionee within one year after the date of death, or until the expiration date stated in the Incentive Stock Option Agreement, whichever occurs first.

     SECTION 2.8. HOLDING PERIOD; DISQUALIFYING DISPOSITIONS. Each Incentive Stock Option Agreement shall provide that no disposition of any shares of Common Stock issuable on exercise of the Option shall be made by the optionee within two years from the date of the grant of the Option nor within one year after the transfer of such shares to the optionee on exercise of the Option. Each optionee shall agree to inform the Company in writing before making any sale, transfer, assignment, or other disposition of any of the shares before the expiration of said holding period.





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     SECTION 2.9.  10% SHAREHOLDER.  No Incentive Stock Option may be granted to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, unless at the time the Option is granted the option price is at least 110% of the fair market value of the Common Stock and the Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

     SECTION 2.10. CALENDAR YEAR LIMIT. The aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under all plans of the Company and any subsidiaries) shall not exceed $100,000.

  SECTION 3. TERMS OF NONSTATUTORY EMPLOYEE OPTIONS. All Nonstatutory Employee Options shall be evidenced by written agreements ("Nonstatutory Employee Option Agreements"). The Nonstatutory Employee Options and Nonstatutory Employee Option Agreements shall contain in substance the terms in Sections 3.1 through 3.7, and may contain such other terms and conditions not inconsistent with this Plan as the Employee Option Committee determines.

    SECTION 3.1. IDENTIFICATION. Each Nonstatutory Employee Option Agreement shall clearly identify the Options covered thereby as Nonstatutory Employee Options.

    SECTION 3.2. NUMBER OF SHARES. Each Nonstatutory Employee Option Agreement shall state the number of shares of Common Stock to which it pertains.

    SECTION 3.3. VESTING AND TERM. Each Nonstatutory Employee Option Agreement shall state the period, if any, before the Option may be exercised, and the term within which the Option may be exercised; provided, that no Nonstatutory Employee Option may be exercised after the expiration of ten years from the date the Option is granted.

    SECTION 3.4. OPTION PRICE. Each Nonstatutory Employee Option Agreement shall state the option price, which may be less than the fair market value of the Common Stock at the time the Option is granted.

    SECTION 3.5. EXERCISE OF OPTIONS AND PAYMENT FOR SHARES. Each Nonstatutory Employee Option may be exercised only within the term stated in the Nonstatutory Employee Option Agreement. It shall be exercisable by written notice identifying the





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  Option and stating the number of shares purchased, accompanied by payment of the full purchase price for the shares purchased. Such notice and payment shall be delivered personally or mailed by certified mail to the Treasurer of the Company. Any Nonstatutory Employee Option may be exercised in whole or in part; provided, that not less than 50 shares may be purchased and no fractional shares may be purchased on any partial exercise, except on purchase of all remaining shares covered by the Option.

    SECTION 3.6. NON-TRANSFERABILITY. Each Nonstatutory Employee Option Agreement shall provide that the Option is not transferable by the optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the optionee is exercisable only by the optionee.

    SECTION 3.7.  TERMINATION OF EMPLOYMENT.  Except as stated in paragraphs
  (a), (b) and (c) of this Section 3.7, if the employment of the holder of a Nonstatutory Employee Option, with the Company or a subsidiary, terminates or is terminated for any reason whatever, whether by the Company, with or without cause, or by the optionee, all unexercised Nonstatutory Employee Options held by such optionee shall automatically expire at the same time as termination of employment.

        (a) RETIREMENT. If the holder of a Nonstatutory Employee Option retires on or after the optionee's 65th birthday, the optionee may exercise any unexpired Nonstatutory Employee Options held by such optionee within one year after the date of retirement, or until the expiration date stated in the Nonstatutory Employee Option Agreement, whichever occurs first.

        (b) DISABILITY. If the holder of a Nonstatutory Employee Option is permanently and totally disabled (within the meaning of Section 22(e)(3) or any amending or superseding section of the Code) while employed by the Company or a subsidiary, the optionee may exercise any unexpired Nonstatutory Employee Options held by such optionee within one year after the date of such permanent and total disability, or until the expiration date stated in the Nonstatutory Employee Option Agreement, whichever occurs first.

        (c) DEATH. If the holder of a Nonstatutory Employee Option dies while employed by the Company or a subsidiary, the optionee's personal representative, executor or administrator, or person who acquires the right to exercise the Option by bequest or inheritance or by reason of the optionee's death, may exercise any unexpired Nonstatutory Employee Options held by such optionee within one year after the date of death, or





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     until the expiration date stated in the Nonstatutory Employee Option
     Agreement, whichever occurs first.

  SECTION 4.  ADMINISTRATION.

     SECTION 4.1. COMMITTEE. All aspects of the Plan relating to Employee Options shall be administered by a committee of the Board of Directors of the Company (the "Employee Option Committee"), designated by the Board of Directors. The Employee Option Committee shall consist of not less than two members of the Board of Directors, who shall be appointed for such purpose by the Board. No person shall be eligible to serve on the Employee Option Committee who, during the one year prior to such service or during such service, was granted or awarded equity securities, including any derivative securities, as defined in Rule 16a-1(c) or any amending or superseding rule under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to any other plan of the Company or any of its affiliates; except that recipients of Director Options pursuant to the Jacobson Stock Option Plan of 1983, as amended (the "1983 Plan"), or pursuant to this Plan, or both, shall be eligible to serve on the Employee Option Committee. Members of the Employee Option Committee shall be subject to any additional restrictions necessary to satisfy the requirements for disinterested administration of the Plan, as set forth in Rule 16b-3 or any amending or superseding rule under the Exchange Act. The Board of Directors may remove members from or add members to the Employee Option Committee, and fill vacancies on the Employee Option Committee.

     SECTION 4.2. COMMITTEE DETERMINATIONS. Subject to the provisions of this Plan, the Employee Option Committee shall have full power and authority to make all determinations necessary or advisable with respect to the grant of Employee Options, including without limitation the persons to whom Employee Options shall be granted, the number of shares subject to each Employee Option, the option price, the timing of the grants, whether each Employee Option will be an Incentive Stock Option or Nonstatutory Employee Option, the vesting period, if any, before an Employee Option may be exercised, the term within which it may be exercised, and the other terms and conditions of the Employee Options and the agreements evidencing same. In making its determinations, the Employee Option Committee shall consider recommendations of the senior management of the Company, and may consider any other information it deems material. The Employee Option Committee's determinations need not be uniform, and may be made selectively among persons who receive or are eligible to receive Employee Options, whether or not such persons are similarly situated.





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     SECTION 4.3.  CONDITIONS OF GRANT.  The Employee Option Committee may, in
  its discretion, as a condition to the grant of any Employee Options, require any employee who is the recipient of such Option to sign an agreement not to compete with the Company or any subsidiary during employment or after termination of employment with the Company or any subsidiary, which agreement may contain such terms and conditions as the Employee Option Committee determines.

     SECTION 4.4. INTERPRETATIONS. The Employee Option Committee shall have full power and authority to interpret and construe this Plan, Employee Options, and the agreements pertaining thereto, and to resolve any questions arising in connection therewith. All decisions by the Employee Option Committee shall be final, conclusive, and binding on all persons, including without limitation the Company, its shareholders, and all persons who may then or thereafter hold any Employee Options or have any interest therein.

     SECTION 4.5. PROCEDURES. The Employee Option Committee may adopt such procedures, rules and regulations as it considers appropriate; may hold meetings at such times and places as it determines; and may act at any meeting on affirmative vote of a majority of the members of the Employee Option Committee, or without a meeting on written authorization or approval of all members of the Employee Option Committee.

     SECTION 4.6. NON-LIABILITY; INDEMNIFICATION. No member of the Employee Option Committee shall be liable to any person for any action or determination in good faith with respect to the Plan or any Employee Options. Each member of the Employee Option Committee shall be entitled to indemnification by the Company with respect to all actions as a member of the Employee Option Committee, to the fullest extent permissible under the Company's bylaws and the laws of Michigan.


                                  ARTICLE IV.
                                DIRECTOR OPTIONS

  SECTION 1. ELIGIBILITY. Each current director of the Company, and each person who hereafter becomes a director of the Company, except any full-time employee of the Company, shall be eligible to receive Director Options as hereinafter set forth, and is referred to as an "Eligible Director."

  SECTION 2.  GRANT OF OPTIONS.

   (a) Each Eligible Director on May 26, 1994 who received Director Options pursuant to the 1983 Plan shall receive





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  Director Options pursuant to this Plan to purchase 500 shares of Common
  Stock.

   (b) Each Eligible Director on May 26, 1994 who did not receive Director Options pursuant to the 1983 Plan shall receive Director Options pursuant to this Plan to purchase 1,000 shares of Common Stock.

   (c) Each person who becomes an Eligible Director after May 26, 1994 and while this Plan is in effect shall receive, on the date such person becomes an Eligible Director, Director Options to purchase 1,000 shares of Common Stock.

   (d) Immediately after each Annual Meeting of Shareholders, commencing with the 1995 Annual Meeting and continuing as long as this Plan is in effect, each Eligible Director shall receive Director Options to purchase 500 shares of Common Stock; provided, that no person shall receive Director Options pursuant to this paragraph (d) on the same date such person receives Director Options pursuant to paragraph (b) or (c) of this Section 2.

  SECTION 3.  TERMS OF DIRECTOR OPTIONS.    All Director Options shall be
evidenced by written agreements ("Director Option Agreements"). The Director Options and Director Option Agreements shall contain in substance the terms in Sections 3.1 through 3.7.

    SECTION 3.1. IDENTIFICATION. Each Director Option Agreement shall clearly identify the Options covered thereby as Director Options.

    SECTION 3.2. NUMBER OF SHARES. Each Director Option Agreement shall state the number of shares of Common Stock to which it pertains.

    SECTION 3.3. TERM. Each Director Option may be exercised at any time within five years after the date the Option is granted.

    SECTION 3.4. OPTION PRICE. Each Director Option Agreement shall state the option price, which shall be the fair market value of the Common Stock at the time the Option is granted.

    SECTION 3.5. EXERCISE OF OPTIONS AND PAYMENT FOR SHARES. Each Director Option may be exercised only within the term stated in the Director Option Agreement. It shall be exercisable by written notice identifying the Option and stating the number of shares purchased, accompanied by payment of the full purchase price for the shares purchased. Such notice and payment shall be delivered personally or mailed by certified mail to the Treasurer of the Company. Any Director





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  Option may be exercised in whole or in part; provided, that not less than 50 shares may be purchased and no fractional shares may be purchased on any partial exercise, except on purchase of all remaining shares covered by the Director Option.

   SECTION 3.6. NON-TRANSFERABILITY. Each Director Option Agreement shall provide that the Option is not transferable by the optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the optionee is exercisable only by the optionee.

   SECTION 3.7. TERMINATION OF SERVICE. Except as stated in paragraphs (a) through (d) of this Section 3.7, if the holder of a Director Option ceases to be a director of the Company for any reason whatever, all unexercised Director Options held by such director shall automatically expire at the same time as termination of service as a director.

        (a) RETIREMENT. If the holder of a Director Option retires pursuant to the Company's retirement policy for directors, the optionee may exercise any unexpired Director Options held by such optionee within one year after the date of retirement, or until the expiration date stated in the Director Option Agreement, whichever occurs first.

        (b) NON-ELECTION. If any director is nominated by the Board of Directors for re-election, but is not re-elected as a director of the Company, due to any cause except such director's resignation or declination to serve, the optionee may exercise any unexpired Director Options held by such optionee within one year after the date of termination of service as a director, or until the expiration date stated in the Director Option Agreement, whichever occurs first.

        (c) DISABILITY. If the holder of a Director Option is permanently and totally disabled (within the meaning of Section 22(e)(3) or any amending or superseding section of the Code), the optionee may exercise any unexpired Director Options held by such optionee within one year after the date of such permanent and total disability, or until the expiration date stated in the Director Option Agreement, whichever occurs first.

        (d) DEATH. If the holder of a Director Option dies, the optionee's personal representative, executor or administrator, or person who acquires the right to exercise the Option by bequest or inheritance or by reason of the optionee's death, may exercise any unexpired Director Options held by such optionee within





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     one year after the date of death, or until the expiration date stated in the Director Option Agreement, whichever occurs first.

  SECTION 4.  ADMINISTRATION.

    SECTION 4.1. COMMITTEE. If any aspects of the Plan relating to Director Options require administration or interpretation, such administration or interpretation shall be performed by a special committee of the Board of Directors of the Company (the "Director Option Committee"), which shall consist of all members of the Board of Directors who do not have and are not eligible to receive Director Options.

    SECTION 4.2. DECISIONS. All decisions by the Director Option Committee shall be final, conclusive and binding on all persons, including without limitation the Company, its shareholders, and all persons who may then or thereafter hold any Director Options or have any interest therein.

    SECTION 4.3. PROCEDURES. The Director Option Committee may adopt such procedures, rules and regulations as it considers appropriate; may hold meetings at such times and places as it determines; and may act at any meeting on affirmative vote of a majority of the members of the Director Option Committee, or without a meeting on written authorization or approval of all members of the Director Option Committee.

    SECTION 4.4. NON-LIABILITY; INDEMNIFICATION. No member of the Director Option Committee shall be liable to any person for any action or determination in good faith with respect to the Plan or any Director Options. Each member of the Director Option Committee shall be entitled to indemnification by the Company with respect to all actions as a member of the Director Option Committee, to the fullest extent permissible under the Company's bylaws and the laws of Michigan.


                                   ARTICLE V.
                            MISCELLANEOUS PROVISIONS

  SECTION 1. RIGHTS AS A SHAREHOLDER. No holder of any Option shall have any rights as a shareholder of the Company with respect to any shares covered by the Option until the issuance of the shares on exercise of the Option.


  SECTION 2. OPTIONEE'S EMPLOYMENT. No Employee Option and no agreement pertaining thereto shall confer on the optionee any right with respect to continuation of employment, nor affect any right of the Company or any subsidiary to terminate employment.





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  SECTION 3.  ADJUSTMENTS.

    (a) ANTI-DILUTION. In the event of a stock dividend or distribution, split-up or combination, exchange of shares, recapitalization, merger, consolidation, corporate acquisition or separation, reorganization, or comparable corporate transaction, appropriate adjustments (to be determined by the Board of Directors of the Company or the Employee Option Committee with respect to Employee Options, and to be determined by the Director Option Committee with respect to Director Options) shall automatically be made in the number and/or kind of shares of stock authorized by this Plan deliverable on the exercise of Options, the option price, or any combination thereof, to maintain the proportionate interest of the optionees and preserve the value of the options, so that optionees shall have the right thereafter to receive on the exercise of Options the kind and amount of shares of Common Stock or other securities or property which they would have been entitled to receive if they had exercised the Options immediately prior to the effective time of such transaction.

    (b) LIQUIDATION OR CHANGE IN CONTROL. In the event of any dissolution or liquidation of the Company, or any merger, consolidation, or other corporate transaction, in which the Company is not the surviving entity, the vesting period of all unvested and partially vested Options shall automatically be accelerated, and all such Options shall be exercisable in full immediately prior to the effective time of such transaction. The Company shall give to each holder of Employee Options written notice of such transaction or proposed transaction at least thirty days prior to the effective time of the transaction, or, if thirty days' prior written notice is not feasible, then such notice as is feasible under the circumstances, so that the holders of such Options will have the opportunity to exercise them prior to the effective time of the transaction.

    (c) EXCEPTION. Notwithstanding the provisions of paragraphs (a) and (b) of this Section 3, no adjustment shall be made with respect to Incentive Stock Options that would result in their disqualification as Incentive Stock
  Options under the applicable provisions of the Code and regulations thereunder.

  SECTION 4. WITHHOLDING. Whenever the Company issues or transfers shares of Common Stock under this Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificates for the shares.





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  SECTION 5.  AMENDMENTS TO PLAN.  The Board of Directors of the Company at any
time may amend, suspend or discontinue this Plan or amend any Options; except that, without approval of the shareholders before or within twelve months after such amendment, no amendment shall (i) materially increase the maximum number of shares that may be issued on exercise of Options pursuant to this Plan (except pursuant to Section 3 of this Article V, (ii) materially modify the class of employees eligible to receive Employee Options, (iii) reduce the option price (except pursuant to Section 3 of this Article V), (iv) materially increase the benefits to any director or officer of the Company or any subsidiary who is subject to the restrictions of Section 16(b) of the Exchange Act, (v) amend any of the provisions of Article IV or amend any Director Options, or (vi) extend the term of the Plan. This Plan may not be amended in any manner that will cause Incentive Stock Options to fail to meet the applicable requirements under Section 422 of the Code and regulations thereunder. No amendment or termination shall adversely affect rights of any optionee under any Options previously granted, without the consent of the optionee. The provisions of this Plan relating to the eligibility of directors and/or officers of the Company to receive Options, and the amount, price and timing of grants of Options to directors and/or officers of the Company, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

  SECTION 6. NONEXCLUSIVITY. Nothing contained in this Plan shall limit the authority of the Company to grant options otherwise than under this Plan, or to assume options of any other entity in connection with any merger, acquisition, or other corporate transaction. Participation in this Plan shall not affect an employee's eligibility to participate in other employee benefit plans of the Company.

  SECTION 7. CONSTRUCTION. This Plan and the Options shall be construed according to the laws of Michigan. Article and section headings are for convenience only, and shall not affect the construction of any provision.

  SECTION 8. SUCCESSORS AND ASSIGNS. This Plan and the Options and agreements pertaining thereto shall be binding on and enforceable by the Company and each optionee, and their successors in interest.

  SECTION 9. EFFECTIVE DATE AND DURATION. This Plan is effective on adoption by the Board of Directors and approval by the shareholders of the Company on May 26, 1994. Options may be granted under this Plan at any time on or before May 25, 2004, but not thereafter.





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